                                               EXHIBIT 21 PAGE 1 of 3



             NAME AND STATE OF INCORPORATION OF SUBSIDIARIES
                     OF NORFOLK SOUTHERN CORPORATION
                           AS OF MARCH 1, 1998



Agency Media Services, Inc., Indiana
Atlantic Acquisition Corporation, Pennsylvania
Atlantic Investment Company, Delaware
Norfolk Southern Properties, Inc., Virginia
Norfolk Southern Railway Company, Virginia
North American Van Lines, Inc., Delaware
NS Crown Services, Inc., Virginia
NS Fiber Optics, Inc., Virginia
NS Transportation Brokerage Corporation, Virginia
Pocahontas Development Corporation, Kentucky
Pocahontas Land Corporation, Virginia
TCS Leasing, Inc., Oklahoma
CRR Holdings LLC

Norfolk Southern Railway Company subsidiaries:
     Airforce Pipeline, Inc., North Carolina
     Alabama Great Southern Railroad Company, The; Alabama
     Atlantic and East Carolina Railway Company, North Carolina
     Camp Lejeune Railroad Company, North Carolina
     Central of Georgia Railroad Company, Georgia
     Chesapeake Western Railway, Virginia
     Cincinnati, New Orleans and Texas Pacific Railway Company, The;
       Ohio
     Citico Realty Company, Virginia
     Georgia Southern and Florida Railway Company, Georgia
     High Point, Randleman, Asheboro and Southern Railroad
       Company, North Carolina
     Interstate Railroad Company, Virginia
     Lamberts Point Barge Company, Inc., Virginia
     Memphis and Charleston Railway Company, Mississippi
     Mobile and Birmingham Railroad Company, Alabama
     Norfolk and Portsmouth Belt Line Railroad Company, Virginia Norfolk and Western Railway Company, Virginia
     North Carolina Midland Railroad Company, The; North Carolina Rail Investment Company, Delaware
     Shenandoah-Virginia Corporation, Virginia
     South Western Rail Road Company, The; Georgia
     Southern Rail Terminals, Inc., Georgia
     Southern Rail Terminals of North Carolina, Inc., North Carolina Southern Region Coal Transport, Inc., Alabama
     Southern Region Materials Supply, Inc., Georgia
     Southern Region Motor Transport, Inc., Georgia
     State University Railroad Company, North Carolina
     Tennessee, Alabama & Georgia Railway Company, Delaware Tennessee Railway Company, Tennessee
     Virginia and Southwestern Railway Company, Virginia
     Yadkin Railroad Company, North Carolina

                                               EXHIBIT 21 PAGE 2 of 3



Norfolk Southern Properties, Inc. subsidiaries:
     Alexandria-Southern Properties, Inc., Virginia Arrowood-Southern Company, North Carolina
     Arrowood Southern Executive Park, Inc., North Carolina Carlyle CA Corporation, Virginia
     Carlyle Development Corporation, Virginia
     Charlotte-Southern Corporation, North Carolina Charlotte-Southern Hotel Corporation, North Carolina Crosspoint Disposition LLC
     Lambert's Point Docks, Incorporated, Virginia NS-Charlotte Tower Corporation, North Carolina
     Nickel Plate Improvement Company, Inc., The; Indiana NKPI Management, Inc., Indiana
     Norfolk Southern Industrial Development Corp., Virginia NS Gas Properties, Inc., Virginia
     NS Gas Properties, II, Inc., Virginia
     Sandusky Dock Corporation, Virginia
     Southern Region Industrial Realty, Inc., Georgia Virginia Holding Corporation, Virginia


North American Van Lines, Inc. domestic subsidiaries:
     A Five Star Forwarding, Inc., Delaware
     A Three Rivers Forwarding, Inc., Indiana
     Alaska USA Van Lines, Inc., Indiana
     Americas Quality Van Lines, Inc., Indiana
     City Storage & Transfer, Inc., Colorado
     Fleet Insurance Management, Inc., Indiana
     FrontRunner Worldwide, Inc., Delaware
     Great Falls North American, Inc., Montana
     Manufacturing Support Services, L.L.C., Delaware
     Move Management Services, Inc., Indiana
     NACAL, Inc., California
     NALOG, Inc., Delaware
     NAVTRANS Container Lines, Inc., Florida
     NAVTRANS International Freight Forwarding, Inc., Indiana
     NorAm Forwarding, Inc., Indiana
     North American Distribution Systems, Inc., Indiana
     North American Forwarding, Inc., Indiana
     North American Logistics, Ltd., Indiana
     North American Moving & Storage, Inc., Indiana
     North American Transport Insurance Company, Indiana
     North American Van Lines of Texas, Inc., Texas
     Relocation Management Systems, Inc., Delaware

                                               EXHIBIT 21 PAGE 3 of 3



North American Van Lines, Inc. foreign subsidiaries:
     Cavalier Moving & Storage Co. Ltd., Canada
     Cold Lake Moving & Storage Ltd., Alberta
     Curry Moving & Storage Ltd., Ontario
     midiData Logistik GmbH, Germany
     midiData Spedition Systems, Inc., Germany
     NAVTRANS International Speditions GmbH, Germany
     North American Van Lines Ltd., United Kingdom
     North American Van Lines Canada Ltd., Canada
     North American Van Lines (Alberta) Ltd., Alberta
     North American Van Lines (Atlantic) Ltd., Nova Scotia
     Star Storage Ltd., Manitoba
     Tru-Flite Transportation Systems Inc., Canada
     Westlake Moving & Storage, Ltd., Ontario
     Westmount Moving & Storage, Inc. (Demanagement Et
       Entreposage Westmount), Quebec
     153843 Canada Inc., Canada





NOTE: Of the above subsidiaries, each of which is more than 50% owned, only Norfolk Southern Railway Company and Norfolk and Western Railway Company meet the Commission's "significant subsidiary" test.